                                                                   EXHIBIT 10.01

                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


        This PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of June 28, 1999 (the "Effective Date") by and among Versant Corporation, a California corporation (the "COMPANY"), and the parties listed on the Schedule of Investors attached to this Agreement as Exhibit A (each hereinafter individually referred to as an "INVESTOR" and collectively referred to as the "INVESTORS").


                                 R E C I T A L S

        A. Vertex Technology Fund Ltd. ("Vertex") and the Company are parties to a Note Purchase Agreement, dated as of October 16, 1998 (the "NPA") pursuant to which Vertex purchased a note, dated October 16, 1998 (the "Note") with an aggregate principal amount of $3,619,000 (the "Principal"). The Principal has accrued interest of $227,550.82 as of the Effective Date. Principal and interest under the Note is therefore: $3,846,550.82 (the "Debt").

        B. The Company is currently in need of funds for working capital purposes and needs to convert debt into equity in order to facilitate compliance with Nasdaq's continued listing requirements.

        C. Vertex is willing to purchase shares of the Company's Series A Preferred Stock and warrants to purchase Common Stock, in exchange for the cancellation of the Debt, as provided in this Agreement. .

        D. Other Investors are willing to purchase Preferred Stock and warrants for cash as provided in this Agreement.


        NOW THEREFORE, the parties hereby agree as follows:

        1. PURCHASE AND SALE. Each Investor agrees, severally and not jointly, to purchase from the Company the number of shares of the Company's Series A Preferred Stock (the "SHARES"), no par value, set forth beside such Investor's name on Exhibit A at the "Market Price" (as defined below) per share, together with a warrant to purchase from the Company the number of shares of the Company's Common Stock set forth beside such Investor's name on Exhibit A (each, a "WARRANT" and collectively, the "WARRANTS"), at an exercise price equal to the Market Price, for the warrant purchase price associated with such Warrant, in substantially the form attached hereto as Exhibit B and the Company agrees to sell to each Investor the Shares and a Warrant on the terms set forth herein. The rights and preferences of the Shares, including the terms upon which the Shares are convertible into Common Stock, are established by the Certificate of Determination attached as Exhibit C, which will be filed with the California Secretary of State supplementing the Company's articles of incorporation on or prior to the

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closing. The Market Price is the average closing price of the Common Stock on
Nasdaq for the five trading days preceding the Effective Date.

        2. CLOSING. The purchase and sale of the Shares and Warrants will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Suite 800, Palo Alto, California, at 11:00 a.m. Pacific Time, on July 12, 1999 or at such other time and place as the Company and Investors who have agreed to purchase a majority of the Shares listed on Exhibit A mutually agree upon, either orally or in writing. Such time and place are referred to in this Agreement as a "CLOSING". At the Closing, the Company will deliver to each Investor a certificate for the Shares and a Warrant against delivery to the Company by such Investor of the full purchase price of such Shares and Warrant, paid by a check payable to the Company's order or wire transfer of funds to the Company or by cancellation of indebtedness as set forth on Exhibit A. In the case of payment by cancellation of indebtedness by Vertex, the Company and Vertex shall execute the Debt Cancellation Agreement attached as Exhibit E to this Agreement.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth in the Schedule of Exceptions (the "SCHEDULE OF EXCEPTIONS") attached to this Agreement as Exhibit C (which Schedule of Exceptions shall be deemed to be representations and warranties to the Investors by the Company under this Section 3), the statements in the following paragraphs of this Section 3 are all true and complete:

               3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. Each of the Company and its subsidiaries is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

               3.2 Due Authorization. All corporate action on the part of the Company, its officers, directors and shareholders, necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, the Warrants and the Registration Rights Agreement (as defined in Section 5.7 below) and the authorization, issuance, reservation for issuance and delivery of all the Shares and the Common Stock that is issuable under exercise of the Warrants and conversion of the Shares (the "EXERCISE SHARES") has been taken or will be taken prior to the execution of this Agreement, and this Agreement, the Warrants and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor's rights generally; and (ii) the effect of rules of law governing the availability of equitable remedies.


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

               3.3 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, the Warrants and the Registration Rights Agreement, to issue the Shares and the Exercise Shares, and to carry out and perform all its obligations under this Agreement, the Warrants and the Registration Rights Agreement.

               3.4 Proceedings. There is no pending action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, hearing, or investigation, commenced, brought, conducted or heard by or before, any governmental body or any arbitrator or arbitration panel ("PROCEEDING"), and to the Company's knowledge, no person or entity has threatened to commence any Proceeding, (i) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement, the Warrants or the Registration Rights Agreement or (ii) that might result, either individually or in the aggregate, in any material adverse change in the business, assets, financial condition, results of operations or prospects of the Company. The Company is not party or subject to the provisions of any order, writ, injunction, judgment, stipulation or decree of any court, administrative agency, commission, regulatory authority or other governmental agency or instrumentality that are likely to have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company.

               3.5 Non-Contravention; Consents; No Liens. Neither the execution and delivery of this Agreement, the Warrants or the Registration Rights Agreement, nor the consummation or performance of any of the transactions contemplated by this Agreement, the Warrants or the Registration Rights Agreement, will directly or indirectly (with or without notice or lapse of time):

                      (a) contravene, conflict with or result in a violation of
(i) any of the provisions of the Company's Articles of Incorporation or Bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's Board of Directors or any committee of the Company's Board of Directors;

                      (b) contravene, conflict with or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement, the Warrants, the Registration Rights Agreement or any Material Contract (as defined in Section 3.7(d) below) or to exercise any remedy or obtain any relief under, any federal, state, local, municipal, foreign or other law, statute, legislation, ordinance, rule, regulation or ruling that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any governmental body, or any order to which the Company, or any of the assets owned or used by the Company, is subject;

                      (c) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any of the Company's material agreements; or

                      (d) result in the creation of any lien, charge or encumbrance upon any asset of the Company.

With the exception of any necessary filings pursuant to federal and state securities laws, and except as disclosed on the Schedule of Exceptions, the Company will not be required to make any filing with or give any notice to, or to obtain any consent from, any person in connection with the execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement or the consummation or performance of any of the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement.

               3.6 Brokers. The Company has not agreed or become obligated to pay, and has not taken any action that likely would result in any person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

               3.7 Full Disclosure; SEC Reports; SEC Matters.

                      (a) This Agreement (including all exhibits and schedules hereto) does not contain any untrue statement of material fact and does not omit to state any fact necessary to make any of the representations, warranties or statements contained herein on behalf of the Company not misleading with respect to the Company.

                      (b) As of the date of this Agreement, the Company has provided the Investors or their counsel with full and complete access to all of the Company's records and other documents and data requested by them.

                      (c) The Company has filed all reports required to be filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all such reports and amendments thereto, collectively, the "COMPANY SEC REPORTS"). None of such Company SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (d) The Company has filed all Material Contracts required to be filed with the SEC pursuant to the Item 601 of Regulation S-K under the Securities Act of 1933, as amended (the "1933 ACT") and the Exchange Act.

                      (e) The Company is eligible to file Form S-3 registration statements under the 1933 Act with the SEC in connection with offerings of outstanding Company securities to be offered for the account of any person other than the Company, so long as such person is not a registered broker-dealer.

               3.8 Valid Issuance. The Shares and the Exercise Shares, when issued in compliance with the terms of this Agreement and the Warrants, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances.

               3.9 Capitalization. As of the date of this Agreement, the capitalization of the Company consists of the following:

                      (a) Preferred Stock. A total of 3,000,000 authorized shares of preferred stock, no par value per share, none of which is issued and outstanding.

                      (b) Common Stock. A total of 30,000,000 authorized shares of common stock, no par value per share (the "Common Stock"), of which 10,151,227 shares are issued and outstanding as of July 8, 1999.

                      (c) Options, Warrants, Reserved Shares. Except for: (i) the 516,862 shares of Common Stock reserved for issuance under the Company's 1989 Stock Option Plan; (ii) the 1,900,000 shares of Common Stock reserved for issuance under the Company's 1996 Equity Incentive Plan under which options to purchase 1,756,547 shares are outstanding; (iii) the 325,017 shares of Common Stock available for issuance under the Company's 1996 Employee Stock Purchase Plan; (iv) the 125,000 shares of Common Stock reserved for issuance under the Company's 1996 Directors Stock Option Plan under which options to purchase 70,000 shares are outstanding; (v) the 1,880,000 shares of Common Stock reserved for issuance upon the conversion of an outstanding Convertible Subordinated Secured Promissory Note of the Company; and (vi) 350,000 shares of Common Stock issuable upon the exercise of warrants dated December 28, 1998 by the three Special Situations Funds (subject to adjustment as provided in such warrants) there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company's capital stock.

             3.10 No Material Adverse Change. Since March 31, 1999, the business of the Company has been operated in the ordinary course and substantially consistent with past practice, and, except as disclosed in the Company SEC Reports, there has not been any material adverse change in the business, assets, financial condition, results of operations or prospects of the Company.

             3.11 Title to Properties; Liens and Encumbrances. The Company has good and marketable title to its properties and assets and, with respect to the property and assets leased by the Company, holds valid leasehold interests therein, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, except (i) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, (ii) liens arising from equipment loans entered into in the ordinary course of business or (iii) except as disclosed on the Schedule of Exceptions or in the Company's public filings.

             3.12 Proprietary Information and Other Rights. The Company has title and ownership of or license rights to all patents, patent applications, trademarks, service marks, trade names, copyrights, mask works, trade secrets, information, proprietary rights and processes

(collectively, "PROPRIETARY INFORMATION") necessary for its business as now conducted and as presently proposed to be conducted without, except in the case of patents and patent applications, any conflict with or infringement of the rights of others. To the best of the Company's knowledge, it possesses no patents or patent applications which conflict with or infringe the rights of others. The Company has not received any communications considered material and credible alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity. To the best knowledge of the Company none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement and related agreements nor the carrying on of the?Company's business by the employees of the Company nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe nor does it have any reason to believe it is or will be necessary to utilize any inventions of any of its employees (or people they currently intend to hire) made prior to the employment of any such person by the Company.

             3.12 Employees. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company.

             3.13 Confidential Information and Invention Assignment Agreements. Each officer and employee of the Company has executed or will execute before the first Closing a Confidential Information and Invention Assignment Agreement conforming in all material respects to the Company's standard form.

             3.14 Registration Rights. Except as set forth in the Registration Rights Agreement or in the Company's public filings, the Company is not under any obligation to register any of its currently outstanding securities or any of its securities which may hereafter be issued.

             3.15 Agreements; Action.

               (a) Except for agreements explicitly contemplated hereby, there are no material agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof, except as disclosed in the Company's public filings.

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

                (b) Other than as disclosed on the Schedule of Exceptions or its public filings, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any liabilities in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights other than the sale of their inventory in the ordinary course of business.

             3.16 Litigation. Except as set forth in the Company's public filings, there are no actions, suits, proceedings or investigations pending or threatened against the Company or any of its properties before any court or governmental agency or claims asserted, nor, to the Company's knowledge, is there any basis therefor. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving prior employment of any of the Company's employees or former employees or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.


        4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby represents and warrants to, and agrees with, the Company that:

               4.1 Authorization. This Agreement, the Warrant to be purchased by such Investor and the Registration Rights Agreement constitute such Investor's valid and legally binding obligation, enforceable in accordance with their respective terms except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies. The Investor represents that such Investor has full power and authority to enter into this Agreement, the Warrant to be purchased by such Investor and the Registration Rights Agreement.

               4.2 Purchase for Own Account. The Shares and Warrant to be purchased by such Investor hereunder and the Exercise Shares will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

               4.3 Disclosure of Information. Such Investor believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares and Warrant to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and Warrant and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

               4.4 Investment Experience. Such Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

               4.5 Restricted Securities. Such Investor understands that the Shares, Warrants and Exercise Shares are characterized as "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

               4.6 No Solicitation. At no time was such Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares, Warrants or Exercise Shares.

               4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares, Warrants or Exercise Shares unless and until:

                      (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Shares, Warrants or Exercise Shares in compliance with SEC Rule 144; (ii) for any transfer of any Shares, Warrants or Exercise Shares by an Investor to any affiliate (as that term is defined in Rule 405 promulgated under the 1933 Act) of such Investor; (iii) for any transfer of any Shares, Warrants or Exercise Shares by an Investor that is a partnership or a corporation to (A) a partner of such partnership or a shareholder of such corporation or (B) the estate of any such partner or shareholder; or (iv) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were an original Investor hereunder.

             4.8 Legends. It is understood that the certificates evidencing the Shares, Warrants or Exercise Shares will bear the legend set forth below:

                 THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


        5. CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING. The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, which conditions may be waived by written, oral or telephone communication to the Company, its counsel or to counsel to the Investors:

               5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

               5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

               5.3 Compliance Certificate. The Company shall have delivered to the Investors at the Closing a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to the Investors.

               5.4 Securities Exemptions. The offer and sale of the Shares, Warrants and Exercise Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws and shall comply with the applicable rules of corporate governance of Nasdaq.

               5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Investor and to the Investors' counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

               5.6 No Material Change. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since March 31, 1999.

               5.7 Registration Rights Agreement. The Company shall have executed and delivered the supplement to the Registration Rights Agreement dated October 16, 1998 substantially in the form attached hereto as Exhibit F (the "REGISTRATION RIGHTS AGREEMENT").

               5.8 Delivery of Shares and Warrants. The Company shall have delivered to such Investor a certificate for the Shares and the Warrant to be purchased by such Investor pursuant to this Agreement.

        6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such Investor:

               6.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               6.2 Payment of Purchase Price. Such Investor shall have delivered to the Company the purchase price in accordance with the provisions of Section 2.

               6.3 Securities Exemptions. The offer and sale of the Shares, Warrants and Exercise Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws and shall comply with the applicable rules of corporate governance of Nasdaq.

               6.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

        7. CERTAIN COVENANTS

               7.1 Standstill. Each Investor that owns securities representing more than five percent of the Company's outstanding Common Stock on an as converted basis agrees that it will not acquire more than 100,000 shares of the Company's Common Stock (other than Exercise Shares through conversion of the Shares or exercise of the Warrants) or securities convertible into Common Stock without the prior written consent of the Company. The Company will respond to any Investor request to acquire more than 100,000 shares of such stock within two business days of the Company's receipt of such request. If the Company does not respond within such two business day period, the Company shall be deemed to have denied consent as to the referenced transaction. The Company agrees not to unreasonably withhold its consent.

               7.2 Right of First Offer. Commencing on the Closing, in the event an Investor and its "affiliates" or "associates" (as those terms are defined in Rule 405 promulgated under the 1933 Act) (collectively, the "INVESTOR GROUP") seek to sell, transfer the voting rights in, or otherwise transfer for value Common Stock (or Shares convertible into Common Stock or Warrants exercisable for Common Stock) representing 5% or more of the then outstanding shares of the Company's Common Stock to any person or group of persons in one or more related transactions (a "SIGNIFICANT TRANSACTION"), the Investor Group will provide the Company, in writing, with a notice reflecting its desire to enter into such Significant Transaction and setting forth the terms and conditions of the proposed Significant Transaction (such notice, a "ROFO NOTICE"). Each ROFO Notice shall constitute an offer by the Investor Group to sell the securities covered by such ROFO Notice (the "ROFO SECURITIES") to the Company on the terms and conditions set forth in the ROFO Notice. If the Company desires to accept the offer set forth in the ROFO Notice as to any part of the ROFO Securities, the Company shall, within ten business days of receipt of such ROFO Notice, notify the Investor Group of its agreement to acquire some or all of the ROFO Securities (the "ROFO ACCEPTANCE"). The closing of any sale of ROFO Securities by the Investor Group to the Company shall occur within three business days of the Investor Group's receipt of the ROFO Acceptance, at which time the Company will deliver the purchase price for the ROFO Securities it is purchasing in return for such securities. In the event (i) the Company does not provide the Investor Group with a ROFO Acceptance within ten business days of receipt of a ROFO Notice or (ii) the Investor Group receives a ROFO Acceptance with respect to less than all of the ROFO Securities, then the Investor Group may sell, transfer the voting rights in, or otherwise transfer for value all or the remaining ROFO Securities, as the case may be, to any third party or parties on terms and conditions no less favorable in the aggregate to such third parties than those set forth in the ROFO Notice; provided, however, that if such sale, transfer of voting rights, or transfer of value does not occur within 60 days of the Company's initial receipt of a ROFO Notice, the Investor Group will be required to resubmit a ROFO Notice to the Company and follow the procedures outlined in this section before consummating such sale, transfer of voting rights or transfer for value. This Right of First Offer (i) will not apply to any transfer in connection with a transaction approved by the

Company's Board of Directors, (ii) will not continue to apply to any Common Stock transferred pursuant to this Section, and (iii) will terminate three years from the Effective Date.

               7.4 Change in Control. Neither the Company nor any Investor intends to effect a "change in control" of the Company, as such term is utilized in Nasdaq's corporate rules of governance, as a result of this Agreement. In the event Nasdaq contends that a change in control has, will or may occur, then the applicable Investor agrees to take such reasonable measures as are requested by or negotiated with Nasdaq to eliminate Nasdaq's concerns. Such measures may include giving an irrevocable proxy to vote a portion of such Investor's Shares to another Investor or shareholder while control issues exist. The Company and the applicable Investor agree to reasonably cooperate in such efforts. In the event that such parties are unable to negotiate and timely implement measures satisfactory to Nasdaq, then the Company can elect to rescind some or all of the investment transaction or seek shareholder approval of the applicable transaction.

               7.5 Reimbursement. The Company shall pay in connection with the preparation, execution and delivery of this Agreement, the fees and out-of-pocket expenses of Wilson Sonsini Goodrich & Rosati, special counsel to the lead Investor, such fees and expenses not to exceed $10,000.

               7.6 Additional Debt. While Vertex continues to hold more than half of the Shares it acquires pursuant to this Agreement, the Company shall not incur any additional indebtedness other than in the ordinary course of business without the prior written consent of Vertex, which consent shall not be unreasonably withheld.

               7.7 Securities Filings Assistance. The Company shall assist Vertex in making any required filings under applicable U.S. securities laws in connection with this Agreement and the transactions contemplated hereby.

        8. MISCELLANEOUS.

               8.1 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

               8.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               8.3 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with a recognized international courier service, fees prepaid and addressed to the party to be notified, in the case of the Company, at 6539 Dumbarton Circle, Fremont, California 94555, and in the case of an Investor at the address indicated for such party on Exhibit A, or at such other address as such party may designate by ten (10) days advance written notice to all other parties.

               8.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and holders of at least a majority of the aggregate of the Shares (as if converted) and Exercise Shares then issued or issuable (not including any Shares or Exercise Shares sold to the public). Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Shares, Warrants or Exercise Shares at the time outstanding, each future holder of such securities, and the Company.

               8.5 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect to such matters.

               8.6 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

               8.7 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

               8.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be enforced to the maximum extent possible consistent with applicable law and the balance of the Agreement shall remain in full force and effect.

               8.9 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



VERSANT CORPORATION                       VERTEX TECHNOLOGY FUND, LTD


By:                                       By:
   ------------------------------            -----------------------------------
Name:                                     Name:
     ----------------------------              ---------------------------------
Title:                                    Title:
       --------------------------                -------------------------------

ADDITIONAL INVESTOR                        ADDITIONAL INVESTOR

By:                                       By:
   ------------------------------            -----------------------------------
Name:                                     Name:
     ----------------------------              ---------------------------------
Title:                                    Title:
       --------------------------                -------------------------------


ADDITIONAL INVESTOR                        ADDITIONAL INVESTOR

By:                                       By:
   ------------------------------            -----------------------------------
Name:                                     Name:
     ----------------------------              ---------------------------------
Title:                                    Title:
       --------------------------                -------------------------------



       [SIGNATURE PAGE TO PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT.]

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS


                                                                   Shares of         Shares of
                                  Shares of                      Common Stock      Common Stock         Total
Investor                          Preferred          Stock         issuable         Subject to         Purchase
--------                       Stock Purchased  Purchase Price       upon           Warrant @           Price
                                @ $4.26/Share   --------------    conversion*      $.125/share*        ---------
                                -------------                     -----------      ------------

Vertex Technology Fund, Ltd      902,946        $3,846,550.82    1,805,892           902,946**      $3,846,550.82
c/o Vertex Management, Inc.                     by                                                     for Shares)
3 Lagoon Drive, #220                            cancellation                                           plus $0
Redwood City, CA 94065                          of Debt                                                  (for
                                                                                                       Warrant)

Vertex Technology Fund (II),     234,741        $999,996.66        469,482           234,741          $999,996.66
Ltd                                                                                                      (for
c/o Vertex Management, Inc.                                                                           Shares)
3 Lagoon Drive, #220                                                                                     plus
Redwood City, CA 94065                                                                                $29,342.63
                                                                                                         (for
                                                                                                     Warrant)

Joseph M. Cohen                  176,056        $749,998.56        352,112           176,056        $749,998.56
Family Limited Partnership                                                                               (for
70 East 55th Street, 16th Fl.                                                                         Shares)
New York, NY 10022                                                                                       plus
                                                                                                      $22,007
                                                                                                         (for
                                                                                                     Warrant)

Technology Development Fund      176,056        $749,998.56        352,112           176,056        $749,998.56
21 Science Park Drive                                                                                    (for
#02-01 The Aquarius                                                                                   Shares)
Singapore Science Park II                                                                                plus
Singapore 117628                                                                                      $22,007
                                                                                                         (for
                                                                                                     Warrant)

Total                          1,489,799        $2,499,993.78    2,979,598                         $6,346,544.60
                                                by check and                       1,489,799            (for
                                                $3,846,550.82                                         Shares)
                                                      by Debt                                            plus
                                                 cancellation                                      $73,356.63
                                                                                                         (for
                                                                                                   Warrant) or
                                                                                                   $6,419,901.23
                                                                                                     in total

*subject to adjustment

** Vertex' Warrant